Exhibit 24

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ulrich Schmidt, Terrence G. Linnert, Sally L. Geib and Kenneth L. Wagner, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute any and all instruments which they may deem necessary or advisable to enable Goodrich Corporation (the “Company”) to comply with the Securities Act of 1933, as amended (the “Act”), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Act of 100,000 shares of Common Stock to be issued pursuant to the Goodrich Corporation Outside Director Deferral Plan, including power and authority to sign his or her name in any and all capacities (including his or her capacity as a Director and/or Officer of the Company) to Registration Statements on Form S-8 or such other available form as may be approved by officers of the Company, and to any and all amendments, including post-effective amendments, to such Registration Statements, and to any and all instruments or documents filed as part of or in connection with such Registration Statements or any amendments thereto; and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have subscribed these presents this 22nd day of February, 2005.

/s/ Diane C. Creel	/s/ George A. Davidson, Jr.

Diane C. Creel	George A. Davidson, Jr.
Director	Director

/s/ Harris E. Deloach, Jr.	/s/ James J. Glasser

Harris E. Deloach, Jr.	James J. Glasser
Director	Director

/s/ James W. Griffith	/s/ William R. Holland

James W. Griffith	William R. Holland
Director	Director

/s/ Scott E. Kuechle	/s/ Marshall O. Larsen

Marshall O. Larsen
Scott E. Kuechle	Chairman, President and
Vice President and Controller	Chief Executive Officer and Director
(Principal Accounting Officer)	(Principal Executive Officer)

/s/ Douglas E. Olesen	/s/ Alfred M. Rankin, Jr.

Douglas E. Olesen	Alfred M. Rankin, Jr.
Director	Director

/s/ Ulrich Schmidt	/s/ James R. Wilson

Ulrich Schmidt	James R. Wilson
Executive Vice President and	Director
Chief Financial Officer
(Principal Financial Officer)

/s/ A. Thomas Young

A. Thomas Young
Director